As filed with the Securities and Exchange Commission on November 7, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________

WESTELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3154957 (I.R.S. Employer Identification No.)

750 N. Commons Dr. Aurora, Illinois (Address of Principal Executive Offices)	60504 (Zip Code)

_______________

Westell Technologies, Inc. Employee Stock Purchase Plan

(Full title of the plan)

_______________

Amy T. Forster

Senior Vice President and Chief Financial Officer

Westell Technologies, Inc.

750 N. Commons Dr.

Aurora, Illinois 60504

(Name and address of agent for service)

(630) 898-2500
(Telephone number, including area code, of agent for service)

_______________

Copy to:
Neal J. White, P.C. Eric Orsic McDermott Will & Emery LLP 227 West Monroe Street Chicago, IL 60606 Telephone: (312) 372-2000 Facsimile: (312) 984-7700

_______________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A Common Stock, $.01 par value	200,000 shares	$.34	$68,000	$2.67

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Westell Technologies, Inc. Employee Stock Purchase Plan.

(2)

The proposed maximum offering price per share was computed pursuant to Rules 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, on the basis of $.34 per share, the average of the high and low prices per share of the Registrant’s Class A Common Stock on November 3, 2008, as reported on the NASDAQ Global Select Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to an amendment to the Westell Technologies, Inc. Employee Stock Purchase Plan (the “Plan”) that increases the number of shares of Class A Common Stock authorized and reserved for issuance thereunder by 200,000 shares. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 relating to the Plan (SEC File No. 333-99914) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) and amended by the Registrant on October 8, 2004 with the SEC, is incorporated herein by reference, except as further amended herein.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of the Registrant’s Class A Common Stock registered hereby has been passed upon for us by McDermott, Will & Emery LLP, Chicago, Illinois.  A copy of the opinion is attached as Exhibit 5.1 to this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of McDermott Will & Emery LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).
24.1	Power of Attorney (filed as part of signature page).
99.1	Westell Technologies, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.1 filed with the Registrant’s Proxy Statement on Schedule 14A filed on July 29, 2008).

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Aurora, State of Illinois, on November 7, 2008.

WESTELL TECHNOLOGIES, INC.

By:	/s/ Bernard F. Sergesketter
Name:	Bernard F. Sergesketter
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Registrant, in connection with the registration by the Registrant of shares of its Class A Common Stock or other interests to be issued pursuant to the Registrant’s Employee Stock Purchase Plan, hereby constitutes and appoints Bernard F. Sergesketter, Chief Executive Officer, and Amy T. Forster, Senior Vice President and Chief Financial Officer, with full power to each to act alone, and any successor to the office held by each, the undersigned’s true and lawful attorney-in-fact and agent on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to execute and file with the SEC this Registration Statement or other appropriate form, together with all amendments, including post-effective amendments, supplements, and any other documents required to be filed with respect thereto with any regulatory authority, granting unto such attorneys full authority to perform each act to effectuate the same.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 7th day of November, 2008.

Name	Title

/s/ Bernard F. Sergesketter	Chief Executive Officer (Principal Executive Officer)
Bernard F. Sergesketter

/s/ Amy T. Forster	Senior Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)
Amy T. Forster

/s/ John W. Seazholtz	Chairman of the Board of Directors
John W. Seazholtz

/s/ Paul A. Dwyer	Director
Paul A. Dwyer

/s/ Eileen A. Kamerick	Director
Eileen A. Kamerick

/s/ Robert C. Penny III	Director
Robert C. Penny III

/s/ Melvin J. Simon	Director
Melvin J. Simon